Exhibit 10.1
FIRST PHYSICIANS CAPITAL GROUP, INC.
SUBSCRIPTION AGREEMENT
1. Subscription. Subject to the terms and conditions of this agreement (the “Subscription Agreement”) the subscriber indicated on the signature page to this Subscription Agreement (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase (i) two hundred thousand (200,000) shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”) of First Physicians Capital Group, Inc., a Delaware corporation f/k/a Tri-Isthmus Group, Inc. (the “Company”), at a price of US $0.50 per Share and (ii) a warrant in substantially the form attached hereto as Exhibit A (the “Warrant”) to purchase sixty thousand (60,000) shares of Common Stock at an exercise price of US $0.50 per share (the “Warrant Shares”). The Warrant shall have a term of two (2) years. As consideration for the Shares, the Subscriber hereby irrevocably tenders to the Company a cashier’s check (or personal check if so authorized by the Company) or wire transfer in the amount of US $100,000.00 (the “Purchase Price”). The Purchase Price shall be sent to the Company’s counsel, K&L Gates, LLP at the following address: First Physicians Capital Group, Inc., c/o K&L Gates, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attn: I. Bobby Majumder, Esq.
By executing this Subscription Agreement, Subscriber agrees to become a shareholder of the Company and to be bound by the terms of this Subscription Agreement. This Subscription Agreement shall not become binding unless (i) this subscription is accepted by the Company, (ii) the Purchase Price has been received and accepted by the Company, and (iii) such additional closing conditions as the Company, in its sole discretion, shall require are satisfied. This subscription shall not be deemed accepted by the Company until this Subscription Agreement is signed by a duly authorized officer of the Company. If this subscription is accepted, this Subscription Agreement shall become effective as between the Company and the Subscriber. If this subscription is rejected, this Subscription Agreement and the Purchase Price will be returned to the Subscriber as soon as reasonably practicable, and this subscription shall be rendered void and of no further force or effect.
2. Acceptance of Subscription. The Subscriber acknowledges and agrees that this subscription is made subject to the following terms and conditions:
(a) the Subscriber is committing to purchase the Shares and the Warrant for which he has subscribed upon executing this Subscription Agreement; and
(b) the Company shall have the right to reject this subscription, in whole or in part, for any reason whatsoever.
3. Acknowledgments, Representations and Covenants of the Subscriber. The Subscriber acknowledges that he is purchasing the Shares and the Warrant without being furnished any offering literature or prospectus and that he has had the opportunity to review the Company’s periodic filings filed with the United States Securities and Exchange Commission (“SEC”). The Subscriber acknowledges that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and the Warrant and to obtain any additional information that the Company possesses, or could acquire without unreasonable effort or expense, necessary to verify the accuracy of such information. The Subscriber represents and warrants that:
(a) (1) if the Subscriber is a natural person, the Subscriber (i) has a personal net worth or joint net worth with his spouse in excess of $1,000,000, or (ii) has individual income (not joint income with his spouse) in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and (in either case) has a reasonable expectation of reaching the same income level in the current year, and he has no reason to anticipate any change in personal circumstances, financial or otherwise, that may cause or require any resale of his Shares or the Warrant; or (2) if the Subscriber is not a natural person, the Subscriber and the person signing on its behalf represent and warrant that either (i) all owners of equity interests in the Subscriber meet the qualifications stated in the preceding sentence, or (ii) the Subscriber otherwise qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
OR
(b) The Subscriber acknowledges and confirms that (1) he understands the speculative nature of, and the risks involved in, an investment in the Company and is able to bear the economic risks of an investment in the Company; (2) he is fully informed as to the business conducted by the Company; (3) he has adequate means of providing for his current needs and possible contingencies and has no need now, and anticipates no need in the foreseeable future, to sell the Shares for which the Subscriber hereby subscribes; (4) he understands that sale of the Shares and the Warrant have not been registered under the Securities Act or the securities laws of any state and are being offered under an exemption from registration thereunder; (5) the Shares and the Warrant are being acquired by the Subscriber solely for his own account (unless otherwise disclosed in writing to the Company), for investment purposes only, and not with a view to, or in connection with, any resale, distribution, subdivision, fractionalization or other distribution thereof; (6) the Subscriber has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Shares or the Warrant subscribed for hereby or which would guarantee to the Subscriber any profit or against any loss with respect to such Shares or Warrant, and he has no plans to enter into any such agreement or arrangement; and (7) he understands that he must bear the economic risk of his investment for an indefinite period of time because the Shares and the Warrant or any part thereof cannot be sold or otherwise transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available.
The Subscriber further acknowledges, represents, warrants and covenants as follows:
(a) The Subscriber, either individually or together with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and the Warrant and of making an informed investment decision.
(b) If the Subscriber is a natural person, he is at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country set forth on the signature page hereof, and has no current intention of becoming a resident of any other state or jurisdiction.
(c) Before executing this Subscription Agreement, the Subscriber has had access to all information regarding the financial condition and business of the Company that he has requested, and he has had sufficient opportunity to ask questions of, and has received answers (to the extent available without unreasonable effort) from, the Company’s management.
(d) There have been no representations, guaranties, or warranties made to the Subscriber by the Company, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the approximate length of time that the Subscriber will be required to remain an owner of the Shares or the Warrant; (ii) the percentage of profit and/or amount of or type of consideration, profit, or loss (including, without limitation, tax benefits) to be realized, if any, as a result of investment in the Shares or the Warrant; and (iii) the possibility that the past performance or experience on the part of any officer or director of the Company, or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Shares or the Warrant.
(e) The Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares or the Warrant.
(f) The Subscriber is acquiring the Shares and the Warrant for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, in violation of the Securities Act or any applicable state securities law.
(g) The Subscriber can bear the economic risk of losing his entire investment.
(h) The Subscriber understands that the Company is under no obligation to register the resale of any of the Shares, the Warrant, or the Warrant Shares in the future.
(i) The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to his net worth and his investment in the Shares and the Warrant will not cause such overall commitment to become excessive.
(j) The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Shares or the Warrant.
(k) The Subscriber understands that (i) the Shares, the Warrant and the Warrant Shares (when issued) are restricted securities within the meaning of Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the offer and sale of the Shares and the Warrant have not been registered under the Securities Act or any applicable state laws, (iii) the Company has no obligation, and has made no commitment, to the Subscriber to register the resale of any of the Shares, the Warrant or the Warrant Shares (when issued) in order to permit them to be publicly resold, and (iv) the exemption from registration under Rule 144 will not be available unless the terms and conditions of Rule 144 have been complied with.
(l) The Subscriber will not transfer or offer to transfer his Shares, the Warrant or the Warrant Shares (when issued) until he notifies the Company of his intention to do so and until he has been notified by the Company that either (i) in the opinion of counsel satisfactory to the Company, the Shares, Warrant or Warrant Shares may be transferred or offered for transfer free of restrictive legend, or (ii) an appropriate registration statement with respect to the Shares, the Warrant or the Warrant Shares has been filed by the Company with the SEC and any applicable state securities authority and declared effective by the such authorities.
(m) The Subscriber understands that the representatives of the Company will make notations in the appropriate records of the Company of the restrictions on the transferability of the Shares, the Warrant and the Warrant Shares and may stamp or affix to any document or instrument representing the Shares or the Warrant an appropriate legend stating, in effect, that the resale of the Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act and that transfers thereof are prohibited unless (among other things) such transfers comply with the Securities Act and applicable state securities laws or unless an opinion of counsel satisfactory to the Company is furnished by the Subscriber to the effect that an exemption from registration under the Securities Act and applicable state securities laws is available or is not required.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Subscribers that the following representations are true and correct as of the date hereof.
4.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s operations.
4.2 Capitalization. As of December 1, 2009, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, 13,542,177 shares of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, of which (a) 67,600 shares of Series 1-A Preferred Stock, par value $0.01 per share, (b) 3,900 shares of Series 2-A Preferred Stock, par value $0.01 per share, (c) 8,987 shares of Series 5-A Preferred Stock, par value $0.01 per share, and (d) 4,957 shares of Series 6-A Preferred Stock, par value $0.01 per share, are issued and outstanding. As of the acceptance of the Subscriber’s subscription, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. The shares of Common Stock issuable upon exercise of the Warrant will be validly issued, fully paid and non-assessable when issued in accordance with the terms of the Warrant. There are no preemptive rights, rights of first refusal, put or call rights or obligations or any other purchase or redemption obligations or anti-dilution rights with respect to the Company’s capital stock or any interests therein, other than as disclosed in the Company’s periodic reports filed with the SEC or rights set forth herein or in the Company’s Certificate of Incorporation or the certificates of designation establishing such capital stock.
4.3 Authorization; No Conflict. The execution, delivery and performance by the Company of this Subscription Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Subscription Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Subscription Agreement and the compliance with its provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Subscription Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).
4.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Subscription Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the

Subscriber. Assuming the accuracy of the representations of the Subscriber in Section 3 of this Subscription Agreement and subject to the filings described in Section 4.5 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon the exercise of the Warrant has been duly reserved for issuance, and upon issuance, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by a Subscriber. Based in part upon the representations of the Subscribers in Section 3 of this Subscription Agreement, and subject to Section 4.5 below, the Common Stock issuable upon the exercise of the Warrant will be issued in compliance with all applicable federal and state securities laws.
4.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Subscriber in Section 3 of this Subscription Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Subscription Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws.
4.6 Subsidiaries. The Company’s subsidiaries are as set forth in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and subsequent periodic filings with the SEC.
4.7 Compliance with Laws. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and currently proposed business and has all material permits and licenses required thereby, except where the failure to have such permits or licenses would not have a material adverse effect.
4.8 Absence of Litigation. Except as disclosed in the Company’s periodic reports filed with the SEC, there is no action, suit or proceeding pending or, to the Company’s knowledge, threatened, against the Company which questions the validity of this Subscription Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a material adverse effect.
5. Lock-Up.
5.1 Restriction on Sale of Shares. In the event of a firmly-underwritten public offering of Common Stock or other equity interest of the Company registered under the Securities Act by a Financial Industry Regulatory Authority (“FINRA”)-member investment bank resulting in at least US $25 Million in net proceeds (after underwriting discount) to the Company (the “Public Offering”), the Subscriber agrees that for a period of six (6) months commencing on the effective date of the registration statement filed under the Securities Act relating to the Public Offering, the Subscriber will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares, any securities which the Shares are convertible into, or exercisable or exchangeable for any other securities of the Company, including, without limitation, any Shares or other equity interests issuable pursuant to the terms of any employee stock options. In order to enable the Company to enforce the aforesaid restrictions on transfer, the Subscriber hereby agrees that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by the Subscriber until the end of such six-month period.

5.2 Extension. Furthermore, FINRA, or affiliates thereof, or other state or federal regulatory authorities may require that such six month period be extended in connection with the Public Offering. Accordingly, the Subscriber agrees that officers of the Company may execute all agreements and other documents, in their sole absolute discretion, in the name, and on behalf of, the Subscriber, to increase the term of such restriction on resale to the minimum term required by FINRA, federal, or state securities authorities, or any of their respective affiliates, without prior notice to, or further consent by, the Subscriber. In addition, the Subscriber agrees that officers of the Company may, at their discretion, increase the term of such restriction on resale should the necessity arise or the managing underwriter requests such an increase in term. The Subscriber hereby irrevocably constitutes and appoints the Company’s chief executive officer, with full power of substitution, to be the true and lawful agent and attorney-in-fact of the Subscriber, with full power and authority in the Subscriber’s name, and stead, to increase the term of such restriction on resale as aforesaid.
6. Piggyback Registration.
6.1 Right to Piggyback Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (except as provided in Section 6.2), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give prompt written notice to Subscriber of its intention to do so, and upon the written request of Subscriber delivered to the Company within twenty (20) days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by Subscriber), the Company will use its best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by Subscriber (except as provided in Section 6.3), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered.
6.2 No Registration Requirement in the Event of a Mergers, Acquisition, Etc. The Company shall not be required to effect any registration of the Shares incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of the Company.
6.3 Underwriter Limitation. If a Piggyback Registration is an underwritten registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Company’s Common Stock (the “Maximum Number”), the Company shall include the following securities in such registration up to the Maximum Number and in accordance with the following priorities: (i) first, the securities the Company proposes to sell, (ii) second, up to the number of shares of Common Stock requested to be included in such registration, pro rata among the holders of such shares on the basis of the number of shares of Common Stock owned by each holder requesting inclusion in the Piggyback Registration, and (iii) third, up to the number of any other securities requested to be included in such registration.
7. Other Matters.
(a) The Subscriber recognizes that the sale of the Shares and the Warrant to it is based upon representations and warranties contained herein, and the Subscriber agrees to indemnify the Company and its officers, directors, and shareholders and to hold each of them harmless against any liability, costs, or expenses (including reasonable attorneys’ fees and costs) arising by reason of or in connection with any misrepresentation or any breach of such warranties by the Subscriber, or arising as a result of the sale or distribution of any of the Shares, the Warrant or the Warrant Shares by the Subscriber in violation of the Securities Act, or other applicable law. The covenants, warranties, and representations contained herein shall be for the benefit of the Company and its officers, directors, and shareholders and each of them shall be entitled to all of the rights that such covenants, warranties, and representations shall confer.

(b) The Subscriber agrees that, except as provided herein, this Subscription Agreement or any agreement made hereunder or pursuant hereto may not be cancelled, terminated, or revoked by him except upon the written consent of the Company.
(c) The Subscriber agrees that this Subscription Agreement and the foregoing acknowledgments, representations, and covenants are true and accurate as of the date of this Subscription Agreement, shall be true and accurate as of the date of delivery of the Shares and the Warrant by the Company, and shall survive such delivery, his admission as a shareholder of the Company, and any investigation made by any party relying on the same or any acceptance or rejection of this subscription.
(d) The Subscriber agrees to execute any and all further documents necessary or advisable, in the sole discretion of the Company, in connection with his becoming a holder of the Shares, the Warrant, the Warrant Shares or any portion thereof.
(e) Any notice, consent, or other communication to be given under this Subscription Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service to the address set forth beneath the signature of the parties, or at such other address as may be designated by the parties from time to time in accordance with this Section. If notice is given to the Company, a copy shall also be sent to K&L Gates, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: I. Bobby Majumder, Esq., which copy shall not constitute notice to the Company. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given two business days after mailing.
(f) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Subscription Agreement. The Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Subscriber or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Subscriber from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
(g) Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Subscription Agreement shall be paid by the party incurring such fees or expenses.
(h) Venue. The parties acknowledge and agree that this Subscription Agreement and the obligations and undertakings of the parties hereunder will be performable in Beverly Hills, Los Angeles, California. This Subscription Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. If any action is brought to enforce or interpret this Subscription Agreement, venue for such action shall lie exclusively in the state and federal courts located in Los Angeles County, California.

(i) Acknowledgement. Each party hereto acknowledges that: (a) it has read this Subscription Agreement; (b) it has been represented in the preparation, negotiation and execution of this Subscription Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Subscription Agreement and is fully aware of the legal and binding effect of this Subscription Agreement.
(j) Entire Agreement. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby. Any other written or oral agreement relating to the subject matter hereof existing among the parties is hereby expressly cancelled.

IN WITNESS WHEREOF, the Subscriber has hereby executed this Subscription Agreement as of the date set forth below.

Printed Name of Subscriber:	Subscriber’s Street Address:

Address

Signature of Subscriber	City State Zip Code

Title (if applicable)	Subscriber’s Social Security or Tax ID Number
Dated effective as of: December 3, 2009

AGREED AND ACCEPTED: FIRST PHYSICIANS CAPITAL GROUP, INC.
By:
David Hirschhorn, Chief Executive Officer

EXHIBIT “A”
WARRANT